================================================================================
                                                                    Exhibit 10.1

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              PROLOGIS FRASER, L.P.

================================================================================

                                TABLE OF CONTENTS

                                                                                      PAGE
ARTICLE I      DEFINED TERMS.....................................................       1

ARTICLE II     ORGANIZATIONAL MATTERS............................................      11

      Section 2.1.Organization; Application of Act...............................      11

      Section 2.2.Name...........................................................      11

      Section 2.3.Registered Office and Agent; Principal Office..................      11

      Section 2.4.Term...........................................................      11

ARTICLE III    PURPOSE...........................................................      12

      Section 3.1.Purpose and Business...........................................      12

      Section 3.2.Powers.........................................................      12

ARTICLE IV     CAPITALIZATION....................................................      12

      Section 4.1.Capital Contributions of the Partners..........................      12

      Section 4.2.Issuances of Additional Partnership Interests..................      13

      Section 4.3.No Preemptive Rights...........................................      14

      Section 4.4.Capital Accounts of the Partners...............................      14

ARTICLE V      DISTRIBUTIONS.....................................................      16

      Section 5.1.Requirement and Characterization of Distributions..............      16

      Section 5.2.Amounts Withheld...............................................      17

      Section 5.3.Distributions Upon Liquidation.................................      17

ARTICLE VI     ALLOCATIONS.......................................................      17

      Section 6.1.Allocations For Capital Account Purposes.......................      17

      Section 6.2.Special Allocation Rules.......................................      18

      Section 6.3.Allocations for Tax Purposes...................................      20

ARTICLE VII    MANAGEMENT AND OPERATIONS OF BUSINESS.............................      21

      Section 7.1.Management.....................................................      21

      Section 7.2.Certificate of Limited Partnership.............................      24

      Section 7.3.Restrictions on General Partner's Authority....................      25

      Section 7.4.Responsibility for Expenses....................................      26

      Section 7.5.Outside Activities of the General Partner and its Affiliates...      26

      Section 7.6.Transactions with Affiliates...................................      27

      Section 7.7.Indemnification................................................      28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                      PAGE
      Section 7.8.Liability of the General Partner...............................      30

      Section 7.9.Other Matters Concerning the General Partner...................      31

      Section 7.10.Title to Partnership Assets...................................      31

      Section 7.11.Reliance by Third Parties.....................................      32

ARTICLE VIII   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS........................      32

      Section 8.1.Limitation of Liability........................................      32

      Section 8.2.Management of Business.........................................      32

      Section 8.3.Outside Activities of Limited Partners.........................      32

      Section 8.4.Representations, Warranties and Covenants of ProLogis to

              Limited Partners...................................................      33

      Section 8.5.Rights of Limited Partners Relating to the Partnership.........      33

      Section 8.6.Redemption of Partnership Units................................      34

ARTICLE IX     BOOKS, RECORDS, ACCOUNTING AND REPORTS............................      36

      Section 9.1.Records and Accounting.........................................      36

      Section 9.2.Fiscal Year....................................................      36

      Section 9.3.Reports........................................................      36

ARTICLE X      TAX MATTERS.......................................................      36

      Section 10.1.Preparation of Tax Returns....................................      36

      Section 10.2.Tax Elections.................................................      36

      Section 10.3.Tax Matters Partner...........................................      37

      Section 10.4.Organizational Expenses.......................................      37

      Section 10.5.Withholding...................................................      37

ARTICLE XI     TRANSFERS AND WITHDRAWALS.........................................      38

      Section 11.1.Transfer......................................................      38

      Section 11.2.Transfer of ProLogis' Partnership Interest....................      39

      Section 11.3.Limited Partners' Rights to Transfer..........................      40

      Section 11.4.Substituted Limited Partners..................................      41

      Section 11.5.Assignees.....................................................      42

      Section 11.6.General Provisions............................................      42

      Section 11.7.Transfer Rights...............................................      43

ARTICLE XII    ADMISSION OF PARTNERS.............................................      43

                                TABLE OF CONTENTS
                                   (continued)

                                                                                      PAGE
      Section 12.1.Admission of Successor General Partner........................      43

      Section 12.2.Admission of Additional Limited Partners......................      43

      Section 12.3.Amendment of Agreement and Certificate........................      44

ARTICLE XIII   DISSOLUTION AND LIQUIDATION.......................................      44

      Section 13.1.Dissolution...................................................      44

      Section 13.2.Winding Up....................................................      44

      Section 13.3.Regulatory Compliance.........................................      45

      Section 13.4.Rights of Limited Partners....................................      46

      Section 13.5.Notice of Dissolution.........................................      46

      Section 13.6.Cancellation of Certificate of Limited Partnership............      46

      Section 13.7.Reasonable Time for Winding-Up................................      46

      Section 13.8.Liability of Liquidator.......................................      46

ARTICLE XIV    AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS......................      47

      Section 14.1.Amendments....................................................      47

      Section 14.2.Meetings......................................................      48

ARTICLE XV     REGISTRATION RIGHTS...............................................      49

      Section 15.1.Shelf Registration Under the Securities Act...................      49

      Section 15.2.Registration..................................................      50

      Section 15.3.Restrictions on Public Sale by Holders of Registrable

              Securities.........................................................      53

      Section 15.4.Indemnification; Contribution.................................      54

      Section 15.5.Rule 144 Sales................................................      57

ARTICLE XVI    GENERAL PROVISIONS................................................      57

      Section 16.1.Addresses and Notice..........................................      57

      Section 16.2.Titles and Captions...........................................      58

      Section 16.3.Pronouns and Plurals..........................................      58

      Section 16.4.Further Action................................................      58

      Section 16.5.Binding Effect................................................      58

      Section 16.6.Waiver of Partition...........................................      58

      Section 16.7.Entire Agreement..............................................      58

      Section 16.8.Securities Law Provisions.....................................      58

                                TABLE OF CONTENTS
                                   (continued)

                                                                                      PAGE
      Section 16.9.Remedies Not Exclusive........................................      59

      Section 16.10.Time.........................................................      59

      Section 16.11.Creditors....................................................      59

      Section 16.12.Waiver.......................................................      59

      Section 16.13.Execution Counterparts.......................................      59

      Section 16.14.Applicable Law...............................................      59

      Section 16.15.Invalidity of Provisions.....................................      59

      Section 16.16.Limitation of Liability......................................      59

      Section 16.17.No Rights as Shareholders....................................      59

      Section 16.18.Dividends on Shares..........................................      59

ARTICLE XVII   POWER OF ATTORNEY.................................................      60

      Section 17.1.Power of Attorney.............................................      60

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              PROLOGIS FRASER, L.P.

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement"), dated as of August 4, 2004, of ProLogis Fraser, L.P. (the "Partnership") is entered into by and among ProLogis Fraser GP LLC (the "General Partner"), a Delaware limited liability company, ProLogis, a Maryland real estate investment trust ("ProLogis"), as a Limited Partner, and the Person(s) whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

      WHEREAS, the Partnership has been formed by the filing of a certificate of limited partnership with the Secretary of State of the State of Delaware as of April 30, 2004; and

      WHEREAS, the Partners wish to amend and restate the Agreement of Limited Partnership of the Partnership dated as of April 30, 2004 (the "Original Agreement") and in connection therewith have agreed to enter into this Agreement to provide for the continuation of the Partnership as a limited partnership under the Act (as hereafter defined) and on the terms provided herein.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Accrual Account" means an account maintained with respect to each Class A Limited Partnership Unit to which shall be credited on a monthly basis an amount, calculated like interest at a per annum rate equal to the Prime Rate (as said rate may be adjusted from time to time), plus one percentage point, on the average daily balance of such Class A Limited Partnership Unit's Unpaid Distribution Account, and from which shall be debited the amount of any distributions pursuant to Section 5.1(i) and Section 13.2(a)(3) to the extent attributable to the Accrual Account. The amount to be credited to each Accrual Account shall be cumulative and shall compound annually if unpaid. Notwithstanding the foregoing, there shall be no further credits to the Accrual Account with respect to a Class A Limited Partnership Unit from and after the date that there has been a Step-Up Event (as defined in the following sentence) with respect to such Class A Limited Partnership Unit. As used herein, a Step-Up Event shall be deemed to have occurred with respect to any Class A Limited Partnership Unit when the basis of such Class A Limited Partnership Unit for federal income tax purposes is adjusted to "fair market value" by reason of a transfer for value, death, or otherwise.

      "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

      "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2(a) and who is shown as such on the books and records of the Partnership.

      "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

      "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4(d).

      "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition "control" when used with respect to any Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities by contract or otherwise; the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing. For purposes of clarity, a Person whose shares are registered on a public securities exchange or who is controlled by a Person (other than the General Partner) whose shares are so registered is not an Affiliate of the General Partner.

      "Agreed Value" means (a) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed pursuant to Section 752 of the Code, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

      "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

      "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

      "Available Cash" means with respect to any period for which such calculation is being made:

            (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

            (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                  (i) all interest, principal and other debt payments made
            during such period by the Partnership,

                  (ii) all cash expenditures of whatever kind (including capital expenditures) made by the Partnership during such period,

                  (iii) investments in any entity (including loans made thereto)
            that are not otherwise described in clauses (b)(i) or (ii), and

                  (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in the exercise of its good faith judgment.

      Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

      "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

      "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 4.4.

      "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 or 4.2.

      "Carrying Value" means (a) with respect to a Contributed Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts, (b) with respect to an Adjusted Property, the fair market value of such property immediately following the latest adjustment to such property as provided in Section 4.4(d) reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts, and (c) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4(d), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

      "Cash Amount" means an amount of cash equal to the number of Partnership Units that are the subject of a Notice of Redemption, multiplied by the Unit Adjustment Factor, multiplied by the Value of a Share that the Partner delivering the Notice of Redemption would have been entitled to receive under
Section 8.6.

      "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

      "Class A Limited Partnership Interest" means a Partnership Interest held by a Limited Partner other than ProLogis or an Affiliate of ProLogis in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners other than ProLogis or such Affiliate of ProLogis and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Class A Limited Partnership Interest may be expressed as a number of Partnership Units.

      "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Common Share Rights" has the meaning set forth in Section 5.1.

      "Consent" means the consent of or vote in favor by a Partner with respect to a Partnership or General Partner action given in accordance with Article XIV.

      "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d), such property shall no longer constitute a Contributed Property for purposes of Section 4.4(d), but shall be deemed an Adjusted Property for such purposes. The Contributed Properties as of the date of this Agreement are set forth on Exhibit E hereto.

      "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for money borrowed or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for money borrowed or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

      "Depreciation" means for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner, provided that the General Partner shall determine Depreciation consistently with the method used in respect of real property owned directly by ProLogis.

      "Event of Dissolution" has the meaning set forth in Section 13.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "General Partner" shall initially mean ProLogis Fraser GP LLC and thereafter shall mean such Person that holds the General Partnership Interest in accordance with the terms hereof.

      "General Partnership Interest" means a Partnership Interest held by a General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

      "Incapacity" or "Incapacitated" means, (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when the Partner (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against him an order of relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature,
(vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partner or of all or any substantial part of his properties, (vii) the Partner is the debtor in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which has not been dismissed within one hundred twenty (120) days after the commencement thereof, (viii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days after the appointment or such appointment is not vacated within ninety (90) days after the expiration of any such stay.

      "Indemnitee" means (a) any Person made a party to a proceeding by reason of his status as (i) the General Partner or an Affiliate of the General Partner,
(ii) a Limited Partner or (iii) a director or officer of the Partnership, the General Partner or an Affiliate of the General Partner or a Partner, and (b) such other Persons (including Affiliates of the General Partner or the Partnership) acting in good faith on behalf of the Partnership as determined by the General Partner in its good faith judgment.

      "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

      "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

      "Limited Partnership Interest" means a Partnership Interest held by a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

      "Liquidator" has the meaning set forth in Section 13.2.

      "Net Income" means for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 4.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Section 6.2, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

      "Net Loss" means for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 4.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Section 6.2, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

      "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.3(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

      "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

      "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

      "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

      "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

      "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which record date shall be the same as the record date established by the General Partner for a dividend to its shareholders.

      "Partnership Units" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, in such number as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with the terms of this Agreement.

      "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

      "Percentage Interest" means, as to a Partner, its interest in the Partnership, expressed as a percentage, as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

      "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

      "Prime Rate" means, for any day, the rate of interest announced from time to time by Bank of America, N.A. (or any successor bank thereto) as its prime commercial lending rate.

      "Proceeding" has the meaning set forth in Section 7.8.

      "Protected Partner Agreements" means the agreements set forth in Exhibit D to this Agreement.

      "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

      "Redeeming Partner" has the meaning set forth in Section 8.6.

      "Redemption Right" has the meaning set forth in Section 8.6.

      "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "REIT" means a real estate investment trust under Section 856 of the Code.

      "Representative" means the General Partner, a trustee or officer of the General Partner, or any Person serving at the request of the General Partner or the Partnership as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity.

      "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.3(b)(1)(i) or 6.3(b)(2)(i) to eliminate Book-Tax Disparities.

      "Securities Act" means the Securities Act of 1933, as amended.

      "704(c) Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner in its discretion using such reasonable method of valuation as it may adopt; provided that the 704(c) value of the Contributed Properties contributed on the date hereof and the indirect interest in the properties of Keystone Operating Partnership, L.P. received in liquidation of Keystone Operating Partnership, L.P. as of the date hereof shall be as set forth on Schedule I and agreed to by the General Partner and the Limited Partners.

      "Shares" means the common shares of beneficial interest, $0.01 par value per share, of ProLogis or, in the event there is a Successor, the common or equivalent equity interests of the Successor.

      "Shares Amount" means a number of Shares equal to the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Unit Adjustment Factor.

      "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

      "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

      "Successor" means any Person succeeding to ProLogis pursuant to a Transaction; provided, however, that, if the person succeeding to ProLogis pursuant to a Transaction is a direct or indirect subsidiary of an entity which has publicly traded common securities, ProLogis agrees to cause such public entity to be, and such public entity shall be, the "Successor" solely for purposes of the definitions of "Shares" and "Unit Adjustment Factor".

      "Transaction" means any merger, consolidation, or other combination by ProLogis with or into another Person or sale by ProLogis of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Unit Adjustment Factor").

      "Unit Adjustment Factor" means initially 1.0; provided that in the event that ProLogis (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor then in effect by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, further, that immediately subsequent to any Transaction under which ProLogis (or, if the Unit Adjustment Factor has previously been adjusted under this proviso, the applicable Successor) is not the surviving party or in which ProLogis survives but becomes the subsidiary of another Person, the Unit Adjustment Factor shall be adjusted by multiplying it by the number of Shares of the Successor to which the holders of Shares of ProLogis (or, if applicable, Shares of the Successor) are entitled to receive for each such Share in connection with such Transaction.

      "Unpaid Distribution Account" means an account maintained with respect to each Class A Limited Partnership Unit to which shall be credited on a quarterly basis, but only to the extent not distributed currently in accordance with
Section 5.1(iii), an amount per Class A Limited Partnership Unit (multiplied by the Unit Adjustment Factor) equal to the dividend per Share paid by ProLogis for such quarter, and from which shall be debited the amount of any distributions pursuant to Section 5.1(ii) and Section 13.2(a)(3) to the extent attributable to the Unpaid Distribution Account. For purposes hereof, a Limited Partner's Unpaid Distribution Account will not be credited with respect to a quarter in which such Partner redeems its Units under Section 8.6 but only to the extent it receives a dividend for such quarter on Shares resulting from such redemption.

      "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4(d)) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4(d)) as of such date.

      "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4(d)) as of such date, over (b) the fair market value of such property (as determined under Section 4.4(d)) as of such date.

      "Value" means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of determination. The market price for each such trading day shall be: (a) if the Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (c) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Shares shall be determined by the board of trustees of ProLogis acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

      Section 2.1. Organization; Application of Act. The General Partner and the Limited Partners do hereby continue the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership. The Partnership is a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

      Section 2.2. Name. The name of the Partnership is "ProLogis Fraser, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall promptly notify the Limited Partners of such change; provided, that the name of the Partnership may not be changed to include the name, or any variant thereof, of any Limited Partner without the written consent of that Limited Partner.

      Section 2.3. Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400,, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 14100 East 35th Place, Aurora, Colorado 80011, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4. Term. The term of the Partnership shall commence on the date hereof and shall continue until it is dissolved pursuant to the provisions of
Article XIII or as otherwise provided by law.

                                  ARTICLE III
                                    PURPOSE

      Section 3.1. Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act and in connection therewith to sell or otherwise dispose of Partnership assets, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing which, in each case, is not in breach of this Agreement; provided, however, that each of the foregoing clauses (a), (b) and (c) shall be limited and conducted in such a manner as to permit the sole member of the General Partner at all times to be classified as a REIT, unless the sole member of the General Partner provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT.

      Section 3.2. Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of the sole member of the General Partner to continue to qualify as a REIT, (b) could subject the sole member of the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the sole member of the General Partner or its securities, unless the sole member of the General Partner shall have given its prior, specific written consent to such action (or inaction).

                                   ARTICLE IV
                                 CAPITALIZATION

      Section 4.1. Capital Contributions of the Partners.

            (a) Partnership Units. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, exchanges, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. Partnership Units held by the General Partner shall be deemed to be the General Partnership Interest.

            (b) Additional Capital Contributions or Assessments. No Partner shall be assessed or, except for any such amounts which a Limited Partner may be obligated to repay under Section 10.5 and, except as provided in
      Section 7.1, be required to contribute additional funds or other property to the Partnership. If and as any Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Units as provided for in Section 4.2 and such Partner's Capital Account shall be adjusted as provided in Section 4.4.

            (c) Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contribution of each Partner will be returned to that Partner only in the manner and to the extent provided in Article V and Article XIII, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

            (d) Liability of Limited Partners. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in Section 4.1(b) or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

      Section 4.2. Issuances of Additional Partnership Interests.

            (a) General. Except as otherwise provided in this Agreement, the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units to Partners or other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, additional Partnership Units or other Partnership Interests in one or more classes, one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no Additional Partnership Units or other Partnership Interests shall be issued to the General Partner, ProLogis or any Affiliate of the General Partner or ProLogis unless either: (1) the additional Partnership Interests or Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, or (2) the General Partner, ProLogis or such Affiliate makes an additional Capital Contribution to the Partnership in an amount equal to the fair market value of the additional Partnership Units or Partnership Interests, as determined in good faith by the General Partner.

            (b) Additional Capital Contributions by the General Partner. The General Partner may make Capital Contributions to the Partnership at such times and in such amounts as the General Partner, in its sole and absolute discretion, may determine advisable, but under no circumstances shall the General Partner be obligated to make any such Capital Contributions.

      Section 4.3. No Preemptive Rights. Except as may be specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership or (b) issuance or sale of any Partnership Units.

      Section 4.4. Capital Accounts of the Partners.

            (a) General. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
      Section 1.704-1(b)(2)(iv) and subject to such Regulations Section, such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) and allocated to such Partner pursuant to Sections 6.1 and 6.2, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) and allocated to such Partner pursuant to Sections 6.1 and 6.2.

            (b) Income, Gains, Deductions, and Losses. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
      Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (1) Except as otherwise provided in Regulations Section
            1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

                  (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (3) Any income, gain or loss attributable to the taxable
            disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                  (5) In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 4.4(d), the amount of any Unrealized Gain or Unrealized Loss as a result of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                  (6) Any items specially allocated under Section 6.3 shall not be taken into account.

            (c) Transfers of Partnership Units. A transferee of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

            (d) Unrealized Gains and Losses.

                  (1) Consistent with the provisions of Regulations Section
            1.704-1(b)(2)(iv)(f), and as provided in Section 4.4(d)(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 4.4(d)(2), as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 and Section 6.2.

                  (2) Such adjustments shall be made as of the following times:
            (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                  (3) In accordance with Regulations Section
            1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                  (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
            Article XIII, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its reasonable discretion to arrive at a fair market value for individual properties).

            (e) Modification by General Partner. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to (i) modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners) are computed in order to comply with such Regulations or (ii) (A) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and
      (B) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations
      Section 1.704-1(b), the General Partner may make such modification; provided, that the General Partner gives prompt written notice to each Limited Partner of such modification and such modification will not have a material effect on the amounts distributable to any Person pursuant to
      Article V or Article XIII.

                                   ARTICLE V
                                 DISTRIBUTIONS

      Section 5.1. Requirement and Characterization of Distributions. The General Partner shall make distributions quarterly in an aggregate amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority and to the extent of such Available Cash, subject to the rights and preferences of any Partnership Interests issued pursuant to Section 4.2 (after obtaining the requisite consent of the Class A Limited Partners): (i) first, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Accrual Account maintained with respect to each Partnership Unit held by such Limited Partner; (ii) second, to each Limited Partner to the extent of and in proportion to the then unreturned balance of the Unpaid Distribution Account maintained with respect to each Partnership Unit held by such Limited Partner; (iii) third, to each Limited Partner to the extent of and in proportion to an amount per Class A Limited Partnership Unit (multiplied by the Unit

Adjustment Factor) held by such Limited Partner equal to the dividend per Share paid by ProLogis for such quarter; and (iv) fourth, the balance, if any, of the Available Cash for such quarter shall be distributed one percent (1%) to the General Partner in respect of its Partnership Units and ninety-nine percent (99%) to ProLogis in respect of its Limited Partnership Units, provided, however, that in the event ProLogis issues by dividend to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Shares, or any other securities or property (collectively, the "Common Share Rights"), then ProLogis agrees that each Limited Partner holding Class A Limited Partnership Units (except to the extent such rights have already been reflected in an adjustment to the Unit Adjustment Factor) shall also be entitled to receive such Common Share Rights that a holder of that number of Shares would be entitled to receive. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a duplicative dividend from ProLogis with respect to a Share for which such Partnership Unit has been redeemed or exchanged.

      Section 5.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be promptly paid, solely out of funds of the Partnership, by the General Partner to the appropriate taxing authority and treated as amounts distributed to the General Partner or such Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

      Section 5.3. Distributions Upon Liquidation. Proceeds from any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

                                   ARTICLE VI
                                   ALLOCATIONS

      Section 6.1. Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4) shall be allocated among the Partners for each taxable year (or portion thereof) as provided herein below.

            (a) Net Income. After giving effect to the special allocations set forth in Section 6.2, Net Income shall be allocated in the following order of priority: (i) first, to the General Partner until the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) is equal to the aggregate amount of Excess Losses, if any, allocated to the General Partner pursuant to the second sentence of
      Section 6.1(b); (ii) second, to the Partners that have been previously allocated Net Losses pursuant to Section 6.1(b)(ii) in amounts and among such Partners in the reverse order (and in corresponding amounts) of all Net Losses previously allocated to them until the aggregate amount of Net Income allocated pursuant to this Section 6.1(a)(ii) equals the aggregate amount of Net Losses theretofore allocated pursuant to Section 6.1(b)(ii);

      (iii) third, to each Limited Partner holding Class A Limited Partnership Units until each such Limited Partner has been allocated pursuant to this
      Section 6.1(a)(i), on a cumulative basis, Net Income equal to the distributions paid to such Limited Partner with respect to its Class A Limited Partnership Units; and then (iv) fourth, one percent (1%) to the General Partner and ninety-nine percent (99%) to ProLogis.

            (b) Net Losses. After giving effect to the special allocations set forth in Section 6.2, Net Losses shall be allocated in the following order of priority: (i) first, one percent (1%) to the General Partner and ninety-nine percent (99%) to ProLogis to the extent of any prior allocations of Net Income to the General Partner and ProLogis pursuant to
      Section 6.1(a)(iv); and then (ii) second, to the Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1(b) to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b) ("Excess Losses") shall be allocated to the General Partner.

            (c) Nonrecourse Liabilities. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners to the extent that any remaining "built-in-gain" with respect to the Partnership's properties exceeds the Nonrecourse Built-in-Gain (which will have the effect of increasing the allocation of Nonrecourse Liabilities to the Partners who would be allocated built-in-gain under Section 704(c)).

            (d) Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      Section 6.2. Special Allocation Rules. Notwithstanding any other provision of the Agreement, the following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. Notwithstanding any other provisions of
      Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Article VI (except Section 6.2(a)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
      Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
      Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), as a result of which such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible; provided that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all allocations provided for in this Article VI have been tentatively made as if Section 6.2(c) was not in the Agreement.

            (d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

            (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

            (f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

            (g) Curative Allocation. The allocations set forth in Section 6.2 (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account by the General Partner in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

            (h) Allocations in Year of Liquidation. Notwithstanding Section 6.1, for any taxable year in which the Partnership liquidates or sells all or substantially all of its assets or, if necessary, the taxable year preceding such event, any Net Income (or, if necessary, items thereof) shall first be allocated to each Limited Partner holding Class A Limited Partnership Units in an amount equal to the sum of (A) the then unreturned balance of the Accrual Account maintained with respect to each Partnership Unit held by such Limited Partner, plus (B) the then unreturned balance of the Unpaid Distribution Account maintained with respect to each Partnership Unit held by such Limited Partner, plus (C) the amount per Class A Limited Partnership Unit (multiplied by the Unit Adjustment Factor) held by such Limited Partner equal to the dividend per Share paid by ProLogis for such quarter. Any remaining Net Income shall be allocated in the manner set forth in Section 6.1(a), except that no additional Net Income shall be allocated to the Limited Partners holding Class A Limited Partnership Units.

      Section 6.3. Allocations for Tax Purposes.

            (a) General. Except as otherwise provided in this Section 6.3, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2.

            (b) To Eliminate Book-Tax Disparities. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                  (1) (i) In the case of a Contributed Property, such items
            attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and
            (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2.

                  (2) (i) In the case of an Adjusted Property, such items shall
            (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the variation between the Carrying Value of such property and its 704(c) Value and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.3(b)(1)(i); and (ii) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2.

                  (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2.

            (c) Power of General Partner to Elect Method. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate Book-Tax Disparities, the General Partner shall have the authority to elect the method used by the Partnership; provided that with respect to properties that are the subject of a Protected Partner Agreement the Partnership shall use the method set forth in the applicable Protected Partner Agreement to account for Book-Tax Disparities with respect to such property.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1. Management.

            (a) Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

                  (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the sole member of the General Partner (so long as the sole member of the General Partner desires to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the sole member of the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or
            rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, conveyance, mortgage,
            pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper, which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing to the General Partner or any Affiliate (the proceeds of which are not required to be contributed or loaned to the Partnership);

                  (4) the use of the assets of the Partnership (including,
            without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner or its sole member, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

                  (5) the negotiation, execution, and performance of any
            contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

                  (6) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                  (7) the selection and dismissal of employees of the
            Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

                  (8) the maintenance of insurance for the benefit of the
            Partnership and the Partners as it deems necessary or appropriate;

                  (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

                  (10) the control of any matters affecting the rights and
            obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (11) the undertaking of any action in connection with the
            Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                  (12) except as otherwise expressly required in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; and

                  (13) the execution, acknowledgment and delivery of any and all documents and instruments to effectuate any or all of the foregoing.

      Notwithstanding anything in this Agreement to the contrary (including without limitation the foregoing provisions of Section 7.1), if pursuant to the powers granted it under this Agreement, the General Partner (x) uses, takes or borrows Partnership assets (including without limitation a mortgage, pledge, encumbrance or hypothecation of Partnership assets to secure indebtedness of the General Partner or an Affiliate of the General Partner) for other than an exclusive Partnership purpose or (y) causes the Partnership to make a loan to the General Partner or to an Affiliate of the General Partner or causes the Partnership to make an investment in any other entity (in either case other than a loan to or investment in the Partnership or an Affiliate of the Partnership), then the General Partner shall indemnify and hold harmless the Partnership for any loss, cost, expense or damage as a result of any such transaction (including without limitation, loss of Partnership income and, without duplication, loss in annual cash proceeds sufficient to pay the amounts distributable pursuant to Section 5.1(i)-(iii) or payable pursuant to
      Section 8.6(d)).

            (b) No Approval Required for Above Powers. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except where Consent of the Limited Partners is expressly required herein), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

            (c) Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder; provided, that in maintaining liability insurance for the Indemnitees hereunder, the Partnership shall be allocated the cost thereof on a fair and equitable basis as determined by the General Partner.

            (d) Working Capital Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

            (e) No Obligation to Consider Tax Consequences to Limited Partners. Other than complying with the terms of the Protected Partner Agreements and Section 8.5(e) hereof, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it and the General Partner and the Partnership shall not have liability to a Limited Partner holding Class A Limited Partnership Units under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

      Section 7.2. Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Within five Business Days after filing, the General Partner will deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to each Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

      Section 7.3. Restrictions on General Partner's Authority. The General Partner may not, without the Consent of all of the Limited Partners, take any action in contravention of this Agreement including, without limitation:

            (a) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise permitted in this Agreement (provided that this restriction shall not be deemed to restrict the sale, lease, transfer or disposition of all or substantially all of the Partnership's assets or the merger or combination of the Partnership with or into another entity, in each case as may otherwise be permitted herein);

            (b) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise permitted in this Agreement;

            (c) admit a Person as a Partner, except as otherwise permitted in this Agreement;

            (d) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as permitted herein or under the Act;

            (e) take any action or enter into any agreement that would conflict with the ability of the Partnership to perform its obligations under
      Section 8.6, conflict with the ability of the General Partner to exercise its option under Section 8.6, or conflict with the ability of any Limited Partner to exercise its rights under Section 8.6; or

            (f) take any action which would cause the Partnership to become taxable as a corporation for federal income tax purposes.

      In addition, the Partnership may not, and the General Partner may not cause the Partnership to, without the Consent of holders of at least two-thirds of the Class A Limited Partnership Units:

            (a) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

            (b) institute any proceeding for bankruptcy on behalf of the Partnership;

            (c) act or cause the taking of any action with respect to the dissolution and winding up of the Partnership or an election to continue the Partnership or to continue the business of the Partnership;

            (d) issue additional Limited Partnership Interests or Limited Partnership Units (other than to Affiliates of the General Partner in accordance with Section 4.2), authorize or create, or increase the authorized or issued amount of, any Senior Units, or reclassify any equity or equity-like security issued or to be issued by the Partnership into a Senior Unit, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any Senior Units; or

            (e) exchange equity securities with, consolidate with, merge into or with, or convey, transfer or lease all or substantially all of its assets, to any corporation or other entity where such transaction would adversely affect the contractual protections of the Class A Limited Partnership Units (including those contained in Exhibit D); provided, however, that for purposes of this clause (e), the occurrence of an equity securities exchange, merger, consolidation or a conveyance, transfer or lease of all or substantially all of the Partnership's assets shall not be deemed to adversely affect such contractual protections, so long as (w) Class A Limited Partnership Interests (or securities of the surviving entity corresponding thereto, in the case of an equity securities exchange, merger or consolidation) remain outstanding with the terms thereof unchanged, except as may be necessary to reflect the occurrence of such transaction, (x) the surviving entity assumes the obligations of the Partnership with respect to Class A Limited Partnership Interests, and (y) such equity securities exchange, merger, consolidation, conveyance, transfer or lease does not result in breach of Section 8.5(f).

      Section 7.4. Responsibility for Expenses.

            (a) No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

            (b) Responsibility for Ownership and Operation Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3(c) and as a result of indemnification pursuant to Section 7.7.

            (c) Responsibility for Organization Expenses. The General Partner shall be responsible for and shall pay all expenses incurred relating to the organization of the Partnership.

      Section 7.5. Outside Activities of the General Partner and its Affiliates.

            (a) General. Nothing contained in this Agreement shall prevent or prohibit the General Partner or any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner from having business interests and engaging in business activities in addition to those relating to the Partnership (including, without limitation, owning and operating real estate and incurring indebtedness in its own name, whether or not the proceeds of such indebtedness are used for the benefit of the Partnership), including, without limitation, engaging in other business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership (including, without limitation, causing tenants to transfer from one of the Partnership's properties to other properties in which the General Partner or any Affiliate of the General Partner has an interest, directly or indirectly, without compensation to the Partnership, or taking other actions for the benefit of the General Partner or any Affiliate of the General Partner that are detrimental to the Partnership), shall not be deemed wrongful or improper. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and, regardless of whether or not such opportunity is competitive with the Partnership, the General Partner or any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner or fiduciary), or to recommend to others, any such particular opportunity. The General Partner and any Affiliate of the General Partner may acquire Limited Partnership Interests and , except as otherwise provided in Article XIV, shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

            (b) Sale and Purchase of Shares. ProLogis may issue additional Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares ("New Securities"), or purchase or redeem Shares, at such times and in such amounts and for such consideration as ProLogis, in its sole and absolute discretion, determines. Under no circumstances shall ProLogis be obligated to contribute to the Partnership all or any part of the proceeds from any issuance of such New Securities or from the exercise of rights contained in such New Securities, and ProLogis may, in its sole and absolute discretion, retain all such proceeds, to be used by ProLogis as it determines, in its sole and absolute discretion, to be advisable.

      Section 7.6. Transactions with Affiliates.

            (a) Permitted Transactions. Subject to Section 7.6(b) below, the Partnership may lend or contribute funds to, borrow funds from, and enter into any other transactions with (including, without limitation, the purchase or sale of any property or the transfer of a tenant from one of the Partnership's properties to other properties in which the General Partner has an interest, directly or indirectly, without compensation to the Partnership), the General Partner, the Partnership's Subsidiaries or other Persons in which it has an equity investment, or Affiliates of the Partnership, the General Partner or such Subsidiaries or other Persons, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

            (b) Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Affiliate of the Partnership or the General Partner that is not a Subsidiary of the Partnership or the General Partner, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

            (c) Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries or any Affiliate of any of them.

      Section 7.7. Indemnification.

            (a) General. Each Person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "Proceeding"), by reason of the fact that the Person or a Person of whom the Person is the legal representative, is or was a Representative, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving in that official capacity, shall be indemnified and held harmless by the Partnership to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Partnership to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Representative in connection therewith and such indemnification shall continue as to a Person who has ceased to serve in such capacity and shall inure to the benefit of the Person's successors, heirs, executors and administrators.

            (b) Advancement of Expenses. The Partnership shall pay expenses actually incurred by a Representative in connection with any Proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Partnership of an undertaking, by or on behalf of such Representative, to repay all amounts so advanced if it shall ultimately be determined that such Representative is not entitled to be indemnified.

            (c) No Limitation of Rights. If a claim under Section 7.7(a) is not paid in full by the Partnership within thirty (30) days after a written claim has been received by the Partnership, the claimant may at any time thereafter bring suit against the Partnership to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Partnership (including its Partners or its independent legal counsel) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Partnership (including its Partners or its independent legal counsel) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

            (d) Witness. To the extent that any trustee, officer, employee or agent of the Partnership or the General Partner is by reason of such position, or position with another entity at the request of the Partnership or the General Partner, a witness in any action, suit or proceeding, the Person shall be indemnified against all costs and expenses actually and reasonably incurred by the Person on the Person's behalf in connection therewith.

            (e) Insurance. The Partnership may purchase and maintain insurance, at its expense, to protect itself and any trustee, officer, employee or agent of the Partnership or the General Partner or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Partnership or the General Partner would have the power to indemnify such person against such expense, liability or loss under the law governing their formation and existence, respectively.

            (f) Further Agreement. The Partnership may enter into agreements with any trustee, officer, employee or agent of the Partnership or the General Partner providing for indemnification to the fullest extent permissible under Delaware law.

            (g) Severability. Each and every paragraph, sentence, term and provision of this Section 7.7 is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Section 7.7 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Section 7.7 and any agreement between the Partnership and claimant, the broadest possible indemnification permitted under applicable law.

            (h) Contract Right. Each of the rights conferred on Representatives by paragraphs (a), (b), (c) and (d) of this Section 7.7 and on employees or agents of the Partnership or the General Partner by Section 7.7(d) shall be a contract right and any repeal or amendment of the provisions of this Section 7.7 shall not adversely affect any right hereunder of any Person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such Person prior to such repeal or amendment.

            (i) Rights Not Exclusive. The rights conferred in this Section 7.7 shall not be exclusive of any other rights that any Person may have or hereafter acquire under any statute, bylaw, agreement, vote of Partners or otherwise.

            (j) No Obligation to Contribute. No Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

            (k) Interested Transaction. A Representative shall not be denied indemnification in whole or in part under this Section 7.7 because the Representative had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      Section 7.8. Liability of the General Partner.

            (a) General. Except as otherwise expressly provided herein, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

            (b) No Obligation to Consider Interests of Limited Partners. Other than complying with the terms of the Protected Partner Agreements and
      Section 8.5(e) hereof, the Limited Partners holding Class A Limited Partnership Units expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner, its sole member and the shareholders of its sole member collectively, that the General Partner is under no obligation to consider the separate interests of such Limited Partners (including, without limitation, the tax consequences to such Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. For purposes hereof, a Person acting in a manner which does not violate the Protected Partner Agreements and Section 8.5(e) hereof and either (i) is in the best interests of the shareholders of ProLogis or (ii) furthers compliance by ProLogis with the REIT requirements of the Code, shall be deemed to satisfy the standard of conduct hereunder.

            (c) Acts of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

            (d) Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section
      7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.9. Other Matters Concerning the General Partner.

            (a) Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (b) Reliance on Consultants and Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon and in accordance with the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

            (c) Action Through Officers and Attorneys. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

            (d) Actions to Maintain REIT Status or Avoid Taxation. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of ProLogis to continue to qualify as a REIT or (ii) except with respect to the distribution of Available Cash to the Limited Partners in accordance with Section 5.1 hereof, to allow ProLogis to avoid incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      Section 7.10. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership (including, without limitation, in connection with any pledge of Partnership assets to secure a loan or other financing to the General Partner as provided by Section 7.1(a)(3)) and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person (but not the General Partner) to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1. Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in Section 10.5, or under the Act or except as expressly agreed by any Limited Partner.

      Section 8.2. Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) of a Limited Partner shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees of Limited Partners under this Agreement.

      Section 8.3. Outside Activities of Limited Partners. Any Limited Partner (including, without limitation, any Affiliate of the General Partner which is a Limited Partner in the

Partnership) and any officer, director, employee, agent, trustee, Affiliate, partner, beneficiary or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, the General Partner or their Affiliates; neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

      Section 8.4. Representations, Warranties and Covenants of ProLogis to Limited Partners . ProLogis hereby makes the representations and warranties to each holder of Class A Limited Partnership Units and covenants as set forth on Exhibit C hereto.

      Section 8.5. Rights of Limited Partners Relating to the Partnership.

            (a) Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c), each Limited Partner shall be provided the following without demand, except as otherwise provided below, at the Partnership's expense:

                  (1) promptly after becoming available, a copy of the most
            recent annual, quarterly and current reports and proxy statements filed with the Securities and Exchange Commission by ProLogis pursuant to the Exchange Act, if any;

                  (2) promptly after becoming available, a copy of the
            Partnership's federal, state and local income tax returns for each Partnership Year;

                  (3) upon demand and for a purpose reasonably related to such
            Limited Partner's interest as a Limited Partner in the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

                  (4) a copy of this Agreement and the Certificate and all
            amendments hereto and thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments hereto and thereto have been executed; and

                  (5) upon demand, true and full information regarding the
            amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

            (b) Notification of Changes in Unit Adjustment Factor. The Partnership shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within ten (10) Business Days of the date such change becomes effective.

            (c) Notification of Extraordinary Transaction of the General Partner. The General Partner shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger or sale of all or substantially all of its assets without notifying the Limited Partners of its intention to make such distribution or effect such merger or sale at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger or sale.

            (d) Confidential Information. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information relating to the General Partner or the conduct of its business that the General Partner believes, in its good faith judgment, the disclosure of which information would adversely affect a material financing, acquisition, disposition of assets or securities or other comparable transaction to which the General Partner is a party. Nothing contained in this Section 8.5(c) shall permit the General Partner to keep confidential from the Limited Partners any information relating to the Partnership or its business.

            (e) Debt Maintenance and Allocation. The General Partner shall cause the Partnership to have a sufficient amount of indebtedness to be allocated to Limited Partners to enable them to avoid recognizing gain pursuant to Section 731(a)(1) of the Code as a result of a deemed distribution of money to such Limited Partner pursuant to Section 752(b) of the Code or as a result of a minimum gain chargeback, and may allow any Limited Partner to guarantee on a "bottom dollar basis" an amount of indebtedness of the Partnership or any successor thereto, as is necessary from time to time to provide an allocation of debt to such Limited Partner; provided that the Partnership shall not be required to have indebtedness in excess of $75,000,000.

      Section 8.6. Redemption of Partnership Units.

            (a) Redemption Right. Subject to the further provisions of this
      Section 8.6, on or after the date hereof, each Limited Partner shall have the right from time to time and at any time (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Class A Limited Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to ProLogis) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided; however, that the Partnership shall not be obligated to satisfy such Redemption Right if ProLogis elects, pursuant to Section 8.6(b), to purchase the Class A Limited Partnership Units subject to the Notice of Redemption. A Limited Partner may not exercise the Redemption Right for less than five hundred (500) Class A Limited Partnership Units or, if such Limited Partner holds less than five hundred (500) Class A Limited Partnership Units, all of the Class A Limited Partnership Units held by such Partner.

            (b) The ProLogis Acquisition Right. Notwithstanding the provisions of Section 8.6(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Class A Limited Partnership Units described in the Notice of Redemption to ProLogis, and ProLogis may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right, and acquire such Class A Limited Partnership Units by paying to the Redeeming Partner either the Cash Amount, or the Shares Amount, as elected by ProLogis (in its sole and absolute discretion), on the Specified Redemption Date, whereupon ProLogis shall acquire the Class A Limited Partnership Units offered for redemption by the Redeeming Partner. In the event ProLogis acquires any Class A Limited Partnership Units pursuant to this Section 8.6(b), any such Class A Limited Partnership Units so acquired by ProLogis shall thereafter become a part of ProLogis' Partnership Interest for all purposes of this Agreement and shall no longer represent Class A Limited Partnership Units. If ProLogis shall elect to exercise its right to purchase Class A Limited Partnership Units under this Section 8.6(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the Partnership of such Notice of Redemption by delivering an irrevocable written notice to the Redeeming Partner. In the event ProLogis shall exercise its right to purchase Class A Limited Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6(b), the Partnership shall have no obligation to pay, except as provided in Section 8.6(d) below, any amount to the Redeeming Partner with respect to Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, the General Partner and ProLogis shall treat the transaction between ProLogis and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Class A Limited Partnership Units to ProLogis. Each Redeeming Partner agrees to execute such documents as the General Partner and ProLogis may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

            (c) Payment of Cash Amount or Shares Amount. Any Cash Amount or Shares Amount to be paid to a Redeeming Partner pursuant to this Section
      8.6 shall be paid on the Specified Redemption Date relating to the Partnership Units to be redeemed.

            (d) Payment of Accrued and Unpaid Distributions. On any Specified Redemption Date, the Partnership shall pay to any Redeeming Partner, in addition to the Cash Amount or the Shares Amount pursuant to the preceding provisions of this Section 8.6, the amount of the outstanding balance in the Accrual Account and the Unpaid Distribution Account maintained with respect to the Partnership Units being redeemed.

            (e) No Shareholder Rights. No Limited Partner shall, solely by virtue of being the holder of one or more Partnership Units, be deemed to be a shareholder of or have any other interest in the General Partner.

            (f) Reservation of Shares. At all times during the pendency of the Redemption Rights, ProLogis shall reserve for issuance such number of Shares as may be necessary to enable it to issue such Shares in full satisfaction of the Redemption Rights in regard to all Class A Limited Partnership Interests which are from time to time outstanding.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1. Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 or 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

      Section 9.2. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

      Section 9.3. Reports.

            (a) Annual Reports. As soon as practicable, but in no event later than the date when mailed to the shareholders of ProLogis, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of ProLogis if such statements are prepared solely on a consolidated basis with ProLogis for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

            (b) Quarterly Reports. As soon as practicable, but in no event later than the date when mailed to the shareholders of ProLogis, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter (except the last calendar quarter of each year), a report containing unaudited financial statements of the Partnership, or of ProLogis, if such statements are prepared solely on a consolidated basis with ProLogis, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE X
                                  TAX MATTERS

      Section 10.1. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

      Section 10.2. Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder and shall do so effective for its first taxable year. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners but in no event in the first taxable year.

      Section 10.3. Tax Matters Partner.

            (a) General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

                  (1) Powers. The tax matters partner shall have the rights and obligations to take all actions authorized and required, respectively, by the Code.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

            (b) Reimbursement. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

      Section 10.4. Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section 709 of the Code.

      Section 10.5. Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited

Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Limited Partner and shall be promptly paid, solely out of funds of the Partnership, by the General Partner to the appropriate taxing authority. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

      Section 11.1. Transfer.

            (a) Definition. The term "transfer," when used in this Article XI with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or a portion of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or a portion of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this
      Article XI does not include any exchange or redemption of Partnership Units by a Limited Partner pursuant to Section 8.6 or acquisition of Partnership Units from a Limited Partner by ProLogis pursuant to Section
      8.6. The General Partner shall not transfer its General Partnership Interest to any Person other than an Affiliate without the Consent of the Limited Partners.

            (b) Requirements. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

      Section 11.2. Transfer of ProLogis' Partnership Interest.

            (a) General. ProLogis shall not be permitted to transfer its Partnership Interest except (i) to an Affiliate of ProLogis, (ii) in connection with a sale of all or substantially all of ProLogis' assets, or
      (iii) in connection with a merger, consolidation or other business combination involving ProLogis; provided, that the foregoing transfers shall be permitted only if the Person succeeding ProLogis pursuant to clause (i), (ii) or (iii) above assumes all of the obligations of ProLogis under the Partnership Agreement and provided further, any transfers by ProLogis pursuant to clause (ii) or (iii) above must meet the conditions of Section 11.2(c) below.

            (b) Pledge. The General Partner and ProLogis may transfer their Partnership Interests in connection with a pledge to a lender to secure a loan to the General Partner or ProLogis, as the case may be. The General Partner shall indemnify and hold harmless the Partnership for any loss, cost, expense or damage as a result of any such pledge (including without limitation, loss of Partnership income and, without duplication, loss in annual cash proceeds sufficient to pay the amounts distributable pursuant to Section 5.1(i)-(iii) or payable pursuant to Section 8.6(d)).

            (c) Transfer in Connection with a Transaction. ProLogis shall not engage in any Transaction unless as a result of the Transaction one of the following conditions is met:

                  (i) all Limited Partners either will receive, or will have the right to elect to receive, for each Class A Limited Partnership Unit an amount of cash, securities, or other property equal to the product of the Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share pursuant to the terms of the Transaction; provided that, if a purchase, tender or exchange offer shall have been made to and accepted by holders of the outstanding Shares as part of a Transaction, each holder of Class A Limited Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its Redemption Right (as set forth in Section 8.6) and received Shares in exchange for its Class A Limited Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Transaction shall have been consummated; or

                  (ii) (A) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the Partnership immediately prior to such Transaction are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (B) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2(d)) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2(d)) immediately prior to the consummation of such transaction; (C) the rights preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and
            (D) such rights of the Limited Partners include the right to exchange their interest in the Surviving Partnership for at least one of: (i) the consideration available to such Limited Partners pursuant to Section 11.2(c)(i) or (ii) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2(d)) and the Shares.

            (d) Determination of Relative Values. In connection with any Transaction permitted by Section 11.2(c), the relative fair market values shall be reasonably determined by the General Partner as of the time of such Transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such Transaction.

      Section 11.3. Limited Partners' Rights to Transfer.

            (a) General. Subject to the remaining provisions of this Section
      11.3 as well as Section 11.4, a Limited Partner may transfer all or any portion of his Class A Limited Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner. In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations. The Limited Partner shall provide the General Partner ten days prior written notice of a proposed transfer that provides information sufficient to enable the General Partner to make the determinations described under Section 11.3
      (c) and (d).

            (b) Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

            (c) Transfers Contrary to Securities Laws. The General Partner may prohibit any transfer otherwise permitted under this Section 11.3 by a Limited Partner of its Class A Limited Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act, or would otherwise violate any Federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Units.

            (d) Transfers Resulting in Corporation Status; Transfers Through Established Securities or Secondary Markets. No transfer by a Partner of his Class A Limited Partnership Units (or any economic or other interest, right or attribute therein) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or
      (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, any admission (or purported admission) of a Partner and any transfer or assignment (or purported transfer or assignment) of all or part of a Partner's interest (or any interest or right or attribute therein) in the Partnership, whether to another Partner or to a third party, shall not be effective, and any such transfer or assignment (or purported transfer or assignment) shall be void ab initio, and no person shall otherwise become a Partner if after such transfer or assignment (or purported transfer or assignment) the Partnership would have more than 100 Partners. For purposes of determining whether the Partnership will have more than 100 Partners, each person indirectly owning an interest in the Partnership through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Partner unless the General Partner determines in its sole and absolute discretion that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Partnership. Notwithstanding anything to the contrary in this Section 11.3(d), the exercise of the Redemption Right by a Limited Partner will not be subject to the restrictions set forth in this Section 11.3(d).

            (e) Transfers to Holders of Nonrecourse Liabilities. No transfer or pledge of any Class A Limited Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the prior written consent of the General Partner, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Class A Limited Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

      Section 11.4. Substituted Limited Partners.

            (a) Consent of General Partner Required. Subject to Section 11.3, a Limited Partner shall have the right in its discretion to substitute a transferee as a Limited Partner in his place, in which event such substitution shall occur if the Limited Partner so provides, subject to compliance with Section 12.2(a); provided, however, that any transferee desiring to become a Substituted Limited Partner must furnish to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

            (b) Rights and Duties of Substituted Limited Partners. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

            (c) Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

      Section 11.5. Assignees. If a transferee under Section 11.4(a) is not a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to redeem or exchange Class A Limited Partnership Units for Shares or cash under Section 8.6, the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      Section 11.6. General Provisions.

            (a) Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this
      Article XI or pursuant to the exchange or redemption of all of its Partnership Units under Section 8.6.

            (b) Transfer of All Partnership Units by Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to the exchange or redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

            (c) Timing of Transfers. Transfers pursuant to this Article XI may be made only on the first day of a calendar month, unless the General Partner otherwise agrees.

            (d) Allocation When Transfer Occurs. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or exchanged or redeemed pursuant to Section 8.6, Net

      Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (other than Net Income attributable to a capital transaction, which shall be allocated as of the date of the capital transaction). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

      Section 11.7. Transfer Rights. Except as otherwise provided in Section 11.3(d) hereof, notwithstanding anything else to the contrary set forth in this Agreement, an Affiliate of the General Partner may transfer all or any portion of its Limited Partnership Interests, or any of the rights associated with such Limited Partnership Interests, to any party without the Consent of the Partnership or any Partner (regardless of whether such transfer triggers a termination of the Partnership for tax purposes under Section 708 of the Code).

                                  ARTICLE XII
                              ADMISSION OF PARTNERS

      Section 12.1. Admission of Successor General Partner. A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.1 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

      Section 12.2. Admission of Additional Limited Partners.

            (a) General. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

            (b) Consent of General Partner Required. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the prior written consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      Section 12.3. Amendment of Agreement and Certificate. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

      Section 13.1. Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each an "Event of Dissolution"):

            (a) Withdrawal of General Partner -- an event of withdrawal of the last remaining General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

            (b) Judicial Dissolution Decree -- entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

            (c) Sale of Partnership's Assets -- the sale of all or substantially all of the assets and properties of the Partnership in exchange for cash;

            (d) Bankruptcy or Insolvency of General Partner -- a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner; or

            (e) Election to Dissolve -- an election to dissolve the Partnership made by the General Partner.

      Section 13.2. Winding Up.

            (a) General. Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the
            Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the
            Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner; and

                  (3) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, adjustments and allocations for all periods.

      Prior to the forgoing distributions, the General Partner shall have made adjustments to Capital Accounts of the Partners to reflect the fair market value of the Partnership assets as of the date of the Partnership's liquidation in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(f). The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

            (b) Where Immediate Sale of Partnership's Assets Impractical. Notwithstanding the provisions of Section 13.2(a) which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or, with the consent of all Limited Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      Section 13.3. Regulatory Compliance. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:
(i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

      Section 13.4. Rights of Limited Partners. Except as specifically provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

      Section 13.5. Notice of Dissolution. In the event an Event of Dissolution or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within ten (10) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

      Section 13.6. Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

      Section 13.8. Liability of Liquidator. The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement, or, (ii) the proven willful misconduct or gross negligence of the Liquidator.

                                  ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1. Amendments.

            (a) General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding 25 percent or more of the Percentage Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1(b), 14.1(c), or 14.1(d), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of the Partners holding a majority of the Percentage Interests of the Limited Partners (excluding any Limited Partnership Interest held by the General Partner or any Affiliate of the General Partner).

            (b) General Partner's Power to Amend. Notwithstanding Section 14.1(a), the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the General Partner or
            surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                  (3) to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(a) or (b), which rights, powers, duties and preferences may be set forth in one or more exhibits to this Agreement, which shall be incorporated herein and made a part hereof.

                  (4) to reflect a change that does not adversely affect the
            Limited Partners, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                  (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

      Without limiting the other limitations on the General Partner's right to take action under this Section 14.1(b), the General Partner will not make any amendment to Section 8.6 that would materially and adversely affect any Limited Partner's rights thereunder without the Consent of such Limited Partner.

            (c) Amendments Requiring Unanimous Limited Partner Approval. Notwithstanding anything in this Section 14.1, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partnership Interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of the Partner to receive distributions pursuant to Article V or the allocations specified in Article IV (except as permitted in Section 4.2 and Section 14.1(b)(3)) or (iv) alter or modify the Redemption Right as set forth in Section 8.6.

      Section 14.2. Meetings.

            (a) General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25% or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Within sixty (60) days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting, or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedures prescribed in Section 14.1(a). Except as otherwise expressly provided in this Agreement, the vote or consent of holders of a majority of the Partnership Interests held by Limited Partners (excluding any Limited Partnership Interest held by the General Partner or any Affiliate of the General Partner) shall control. The Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability therefor.

            (b) Notice; Record Date. Notice of a meeting shall be given either personally, in writing or by mail or other means of written communication addressed to the Limited Partner at the address of the Limited Partner appearing on the books of the Partnership. The notice shall be deemed to have been given when personally delivered or, if mailed or otherwise sent, on the third business day after such notice is mailed or otherwise sent to such address. For purposes of determining Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give consents without a meeting, the General Partner may set a record date, which shall not be less than ten (10) days nor more than thirty (30) days before the date of the meeting.

            (c) Quorum. A majority of the Partnership Interests held by Limited Partners, represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of Partnership Interests held by the Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of the Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Partnership Interests represented either in person or by proxy, but no other business may be transacted.

            (d) Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Limited Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the Partnership Interests of the Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a majority of the Partnership Interests of the Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

            (e) Proxies. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date hereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

            (f) Conduct of Meeting. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.

                                   ARTICLE XV
                               REGISTRATION RIGHTS

      Section 15.1. Shelf Registration Under the Securities Act. Filing of Shelf Registration Statement. Within 120 days following the date of this Agreement, ProLogis shall cause to be filed a Shelf Registration Statement providing for the resale by the Class A Limited Partners on the date of this Agreement (together with their permitted transferees and assigns, the "Registration Partners") of all of the Registrable Securities in accordance with the terms hereof and will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable. ProLogis agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as the aggregate number of Class A Limited Partnership Units held by Registration Partners and Registrable Securities outstanding is less than 10% of the aggregate number of Class A Limited Partnership Units held by Registration Partners and outstanding on the date of this Agreement and, subject to Section 15.2(b) and Section 15.2(i), further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by ProLogis for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registration. Each Registration Partner who sells Shares as part of the Shelf Registration shall be deemed to have agreed to all of the terms and conditions of this Article XV and to have agreed to perform any and all obligations of a Registration Partner hereunder.

            (a) Expenses. ProLogis shall pay all Registration Expenses in connection with the registration pursuant to Section 15.1(a). Each Registration Partner shall pay all underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of such Registration Partner and transfer taxes, if any, relating to the sale or disposition of such Registration Partner's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act.

            (b) Inclusion in Shelf Registration Statement. Any Registration Partner who does not provide information reasonably requested by ProLogis in connection with the Shelf Registration Statement as promptly as practicable after receipt of such request, but in no event later than 20 days thereafter, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement at the time it becomes effective.

      Section 15.2. Registration. Procedures. In connection with the obligations of ProLogis with respect to the Shelf Registration Statement pursuant to Section
15.1 hereof, ProLogis shall:

            (a) prepare and file with the SEC, within the time period set forth in Section 15.1(a) hereof, a Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Registration Partners thereof and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

            (b) subject to the last three sentences of this Section 15.2(b) and to Section 15.2(i) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period; (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and
      (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Registration Partners thereof. Notwithstanding anything to the contrary contained herein, ProLogis shall not be required to take any of the actions described in clauses (i), (ii) or (iii) above with respect to each particular Registration Partner holding Registrable Securities unless and until ProLogis has received either a written notice (a "Registration Notice") from a Registration Partner that such Registration Partner intends to make offers or sales under the Shelf Registration Statement as specified in such Registration Notice or a written response from such Registration Partner of the type contemplated by Section 15.1(c); provided, however, that ProLogis shall have 15 business days to prepare and file any such amendment or supplement after receipt of a Registration Notice. Offers or sales under the Shelf Registration Statement may be made only during a Sale Period. Such Registration Partner also shall notify ProLogis in writing upon completion of such offer or sale or at such time as such Registration Partner no longer intends to make offers or sales under the Shelf Registration Statement;

            (c) furnish to each Registration Partner holding Registrable Securities that has delivered a Registration Notice to ProLogis, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus and any amendment or supplement thereto, and such other documents as such Registration Partner may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; ProLogis consents to the use of such Prospectus, including each preliminary Prospectus, by each such Registration Partner in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus;

            (d) use its commercially reasonable efforts to register or qualify the Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Registration Partner holding Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Registration Partner that has delivered a Registration Notice to ProLogis, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Registration Partner to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Registration Partner; provided, however, that ProLogis shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 15.2(d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to submit to the general service of process in any such jurisdiction;

            (e) notify each Registration Partner when the Shelf Registration Statement has become effective and notify each Registration Partner holding Registrable Securities that has delivered a Registration Notice to ProLogis promptly and, if requested by such Registration Partner, confirm such advice in writing (i) when any post-effective amendments and supplements to the Shelf Registration Statement become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) if ProLogis receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which the Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

            (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

            (g) furnish to each Registration Partner holding Registrable Securities that has delivered a Registration Notice to ProLogis, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (h) cooperate with the selling Registration Partners holding Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Registration Partners may reasonably request;

            (i) subject to the last three sentences of Section 15.2(b) hereof, upon the occurrence of any event contemplated by Section 15.2(e)(iv) hereof, use its commercially reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (j) a reasonable time prior to the filing of any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Registration Partners holding Registrable Securities that have provided a Registration Notice to ProLogis;

            (k) use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by ProLogis are then listed;

            (l) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

            (m) use its commercially reasonable efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of ProLogis to enable Registration Partners that have delivered Registration Notices to ProLogis to consummate the disposition of such Registrable Securities.

      ProLogis may require each Registration Partner holding Registrable Securities to furnish to ProLogis in writing such information regarding the proposed distribution by such Registration Partner as ProLogis may from time to time reasonably request in writing.

      In connection with and as a condition to ProLogis' obligations with respect to the Shelf Registration Statement pursuant to Section 15.1 hereof and this Section 15.2, each Registration Partner agrees that (i) it will not offer or sell its Registrable Securities under the Shelf Registration Statement until
(A) it has either (1) provided a Registration Notice pursuant to Section 15.2(b) hereof or (2) had Registrable Securities included in the Shelf Registration Statement at the time it became effective pursuant to Section 15.1(c) hereof and
(B) it has received copies of the supplemented or amended Prospectus contemplated by Section 15.2(b) hereof and receives notice that any post-effective amendment has become effective; (ii) upon receipt of any notice from ProLogis of the happening of any event of the kind described in Section 15.2(b)(iv) hereof, such Registration Partner will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Registration Partner receives copies of the supplemented or amended Prospectus contemplated by Section 15.2(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by ProLogis, such Registration Partner will deliver to ProLogis (at the expense of ProLogis) all copies in its possession, other than permanent file copies then in such Registration Partner's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and (iii) all offers and sales under the Shelf Registration Statement shall be completed within forty-five (45) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such forty-five (45) day period the Registration Partner will not offer or sell its Registrable Securities under the Shelf Registration Statement until it has again complied with the provisions of clause (i)(B) above.

      Section 15.3. Restrictions on Public Sale by Holders of Registrable Securities. Each Registration Partner agrees with ProLogis that:

            (a) If the Board of Trustees of ProLogis determines in its good faith judgment that the filing of the Shelf Registration Statement under
      Section 15.1 hereof or the use of any Prospectus would materially impede, delay or interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving ProLogis or any of its subsidiaries, or require the disclosure of important information which ProLogis has a bona fide business purpose for preserving as confidential or the disclosure of which would impede ProLogis' ability to consummate a significant transaction, upon written notice of such determination by ProLogis, the rights of the Registration Partners to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require ProLogis to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Section 15.2 hereof) will be suspended until the date upon which ProLogis notifies the Registration Partners in writing that suspension of such rights for the grounds set forth in this Section 15.3(a) is no longer necessary, but no such period shall extend for longer than 90 days.

            (b) In the case of the registration of any underwritten equity offering proposed by ProLogis (other than any registration by ProLogis on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), each Registration Partner agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 7th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Registration Partner, which date shall not be later than 90 days after such expected date of effectiveness.

            (c) In the event that any Registration Partner uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Registration Partner will use only the latest version of such Prospectus provided to it by ProLogis.

      Section 15.4. Indemnification; Contribution.

            (a) Indemnification by ProLogis. ProLogis agrees to indemnify and hold harmless each Registration Partner and its officers and directors and each person, if any, who controls any Registration Partner within the meaning of Section 15 of the Securities Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, if such settlement is effected with the written consent of ProLogis; and

                  (3) against any and all expense whatsoever, as incurred
            (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, to the extent that any such expense is not paid under clause (i) or (ii) above;

            provided, however, that the indemnity provided pursuant to this
            Section 15.4(a) does not apply to any Registration Partner with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference made in reliance upon and in conformity with written information furnished to ProLogis by such Registration Partner expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus.

            (b) Indemnification by Registration Partners. Each Registration Partner severally agrees to indemnify and hold harmless ProLogis and the other selling Registration Partners, and each of their respective directors and officers (including each director and officer of ProLogis who signed the Shelf Registration Statement), and each person, if any, who controls ProLogis or any other selling Registration Partner within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 15.4(a) hereof (except that any settlement described in Section 15.4(a)(2) shall be effected with the written consent of such Registration Partner), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus in reliance upon and in conformity with written information furnished to ProLogis by such selling Registration Partner expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus. In no event shall the liability of any Registration Partner under this Section 15.4(b) be greater in amount than the dollar amount of the proceeds received by such Registration Partner upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 15.4(a) or (b) unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 15.4(a) or (b). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying company may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties in the aggregate shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this
      Section 15.4(c), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
      Section 15.4 is for any reason held to be unenforceable although applicable in accordance with its terms, ProLogis and the selling Registration Partners shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by ProLogis and the selling Registration Partners, in such proportion as is appropriate to reflect the relative fault of and benefits to ProLogis on the one hand and the selling Registration Partners on the other (in such proportions that the selling Registration Partners are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, liabilities, claims, damages, or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

      ProLogis and the Registration Partners agree that it would not be just or equitable if contribution pursuant to this Section 15.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 15.4(d), no selling Registration Partner shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Registration Partner were sold to the public, exceeds the amount of any damages which such selling Registration Partner is otherwise required to pay by reason of such untrue statement or omission.

      Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 15.4(d), each Person, if any, who controls a Registration Partner within the meaning of Section 15 of the Securities Act and directors and officers of a Registration Partner shall have the same rights to contribution as such Registration Partner, and each director of ProLogis, each officer of ProLogis who signed the Shelf Registration Statement and each Person, if any, who controls ProLogis within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as ProLogis.

      Section 15.5. Rule 144 Sales.

            (a) ProLogis covenants that it will file the reports required to be filed by ProLogis under the Securities Act and the Exchange Act, so as to enable any Limited Partner to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

            (b) In connection with any sale, transfer or other disposition by any Limited Partner of any Registrable Securities pursuant to Rule 144 under the Securities Act, ProLogis shall cooperate with such Limited Partner to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Limited Partners may reasonably request.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

      Section 16.1. Addresses and Notice. All notices and demands under this Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier) by U.S. mail or a nationally recognized overnight courier, by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type; provided, that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A attached hereto, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three (3) days following the date so mailed. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth, except that, if the General Partner has provided notice of a different address in accordance with this Section 15.1, such notice shall be sent to such different address.

      Section 16.2. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 16.3. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 16.4. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 16.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Each party shall be bound by this Agreement immediately upon affixing its signature hereto.

      Section 16.6. Waiver of Partition. The Partners hereby agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

      Section 16.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them with respect to the matters contained herein and it may not be modified or amended in any manner other than pursuant to Article XIV.

      Section 16.8. Securities Law Provisions. The Partnership Units have not been registered under the federal or state securities laws of any state and, therefore, may not be resold unless appropriate federal and state securities laws, as well as the provisions of
Article XI, have been complied with.

      Section 16.9. Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

      Section 16.10. Time. Time is of the essence of this Agreement.

      Section 16.11. Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      Section 16.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 16.13. Execution Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

      Section 16.14. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 16.15. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      Section 16.16. Limitation of Liability. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the General Partner's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

      Section 16.17. No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner or any other matter.

      Section 16.18. Dividends on Shares. Notwithstanding anything contained in this Agreement to the contrary, any reference herein to dividends paid or payable by the General

Partner on Shares shall be deemed to be a reference to such dividends as have been paid or are payable by the General Partner.

                                  ARTICLE XVII
                                POWER OF ATTORNEY

      Section 17.1. Power of Attorney.

            (a) Scope. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (iv) all instruments or documents and all certificates and acknowledgments relating to any mortgage, pledge, or other form of encumbrance in connection with any loan or other financing to the General Partner as provided by Section 7.1(a)(3); (v) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII or the Capital Contribution of any Partner; and (vi) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, acknowledge and file all ballots,
            consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

            Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with
            Article XIV or as may be otherwise expressly provided for in this Agreement.

                  (b) Irrevocable. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership; provided, however, that no such designations, powers of attorney or other instruments shall obligate any Partner to make any additional Capital Contribution or increase the personal liability of any Partner for the obligations of the Partnership.

                                     *****

               SIGNATURE PAGE TO AGREEMENT OF LIMITED PARTNERSHIP
                            OF PROLOGIS FRASER, L.P.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

                                   GENERAL PARTNER:

                                   PROLOGIS FRASER GP LLC

                                   By: ProLogis, its sole member

                                        By: /s/ EDWARD S. NEKRITZ
                                           ----------------------------------
                                        Name: Edward S. Nekritz
                                        Title Managing Director and Secretary

                                   LIMITED PARTNER:

                                   PROLOGIS

                                   By: /s/ EDWARD S. NEKRITZ
                                      ----------------------------------
                                   Name: Edward S. Nekritz
                                   Title Managing Director and Secretary

Dated: August 4, 2004

                                    EXHIBIT A

                            PARTNERS, CONTRIBUTIONS,
                   PARTNERSHIP UNITS, AND PERCENTAGE INTERESTS

                            (As of September 3, 2004)

                                                       AGREED VALUE OF
       NAME AND ADDRESS                 CASH             CONTRIBUTED           TOTAL          PARTNERSHIP
          OF PARTNER                CONTRIBUTION           PROPERTY         CONTRIBUTION         UNITS
       ----------------             ------------       ---------------      ------------      -----------
GENERAL PARTNER:

ProLogis Fraser GP LLC            $  2,072,568.95                  --      $  2,072,568.95        61,336.72
   c/o ProLogis
   14100 East 35th Place
   Aurora, CO 80011

LIMITED PARTNERS:

ProLogis                          $205,184,325.72                  --      $205,184,325.72     6,072,335.22
   14100 East 35th Place
   Aurora, CO 80011

Jeffrey E. Kelter                              --      $ 4,999,999.20      $  4,999,999.20       147,972.66
   40 Duck Pond Road
   Glen Cove, NY 11542

Robert F. Savage                               --      $   532,977.20      $    532,977.20        15,773.21
   670 West End Ave. #8F
   New York, NY  10025

Northeastern Industrial                        --      $10,453,697.80      $ 10,453,697.80       309,372.35
Park, Inc.
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY12306

Washington Avenue                              --      $ 1,272,348.00      $  1,272,348.00        37,654.55
Ventures, Inc.
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY 12306

Rotterdam Ventures, Inc.                       --      $ 2,292,011.40      $  2,292,011.40        67,831.02
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY 12306

Michael F. Bette                               --      $ 1,898,621.20      $  1,898,621.20        56,188.82
   P.O. Box 12789
   Albany, NY 12212-2789

       NAME AND ADDRESS             DATE ADMITTED     PERCENTAGE
          OF PARTNER               TO PARTNERSHIP      INTEREST
       ----------------            --------------     ----------
GENERAL PARTNER:

ProLogis Fraser GP LLC              April 30, 2004      0.875%
   c/o ProLogis
   14100 East 35th Place
   Aurora, CO 80011

LIMITED PARTNERS:

ProLogis                            April 30, 2004     86.587%
   14100 East 35th Place
   Aurora, CO 80011

Jeffrey E. Kelter                   August 4, 2004      2.110%
   40 Duck Pond Road
   Glen Cove, NY 11542

Robert F. Savage                    August 4, 2004      0.225%
   670 West End Ave. #8F
   New York, NY  10025

Northeastern Industrial             August 4, 2004      4.411%
Park, Inc.
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY12306

Washington Avenue                   August 4, 2004      0.537%
Ventures, Inc.
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY 12306

Rotterdam Ventures, Inc.            August 4, 2004      0.967%
   Rotterdam Industrial Park,
   Building 6
   Schenectady, NY 12306

Michael F. Bette                    August 4, 2004      0.801%
   P.O. Box 12789
   Albany, NY 12212-2789

                                                AGREED VALUE OF
      NAME AND ADDRESS               CASH         CONTRIBUTED         TOTAL        PARTNERSHIP   DATE ADMITTED  PERCENTAGE
         OF PARTNER              CONTRIBUTION       PROPERTY       CONTRIBUTION       UNITS     TO PARTNERSHIP   INTEREST
-----------------------------  ---------------  ---------------  ---------------  ------------  --------------  ----------
Gary F. Mazurkowitz                         --  $    815,150.00  $    815,150.00     24,123.99  August 4, 2004     0.344%
   4860 Armstrong Road
   Manlius, NY  13104

Michael G. Browning                         --  $  5,769,381.80  $  5,769,381.80    170,742.19  August 4, 2004     2.435%
   c/o Browning Investments
   251 North Illinois Street,
   Ste 200
   Indianapolis, IN  46204

Airtech Parkway                             --  $  1,676,805.20  $  1,676,805.20     49,624.27  August 4, 2004     0.708%
Associates, LLC
   251 N. Illinois Street,
   Ste. 200
   Indianapolis, IN  46204

   TOTAL                       $207,256,894.67  $ 29,710,991.80  $236,967,886.47  7,012,954.99              --   100.000%
                               ===============  ===============  ===============  ============                   =======

                                    EXHIBIT B

                              NOTICE OF REDEMPTION

      The undersigned hereby irrevocably (i) redeems _______________ Partnership Units in ProLogis Fraser, L.P. (the "Partnership"), in accordance with the terms of the Limited Partnership Agreement of the Partnership (the "Agreement") and the redemption rights referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to, and registered or placed in, the name and at the address specified below, and, if applicable, that a new certificate representing ownership of Partnership Units not so redeemed be issued and delivered to the undersigned, and, if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ____________

Name of Limited Partner:

                                   _____________________________________________
                                   (Signature of Limited Partner)

                                   _____________________________________________
                                   (Street Address)

                                   _____________________________________________
                                   (City) (State) (Zip Code)

                                   _____________________________________________
                                   (Social Security or Taxpayer Identification
                                    Number)

If the Shares are to be issued in another person's name, fill in the form below and have your signature guaranteed.

Please insert social security or identifying number of other person:
__________________________

Name in which Shares are to be
issued:________________________________________________

Address:_________________________________________________________________

                                   Signature Guaranteed by:

                                   _____________________________________________

                                    EXHIBIT C

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

I.    Representations and Warranties

ProLogis hereby represents and warrants to each holder of Class A Limited Partnership Units, as of the date of this Agreement, as follows:

      (a)   Capital Structure of the Partnership.

      (i)   Partnership Units.

            (A) As of the date of this Agreement, no Class A Limited Partnership Units are outstanding and all Class A Limited Partnership Units to be issued in the transactions contemplated by the Merger Agreement will, when issued be, validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights.

            (B) The General Partner owns all of the General Partnership Units (comprising 0.1% of all outstanding Partnership Units) and is the sole general partner of the Partnership. ProLogis owns all of the Partnership Common Units (comprising 99.9% of all outstanding Partnership Units) and is the sole limited partner of the Partnership. Except for ProLogis and the Contributing OP Unit Holders, the Partnership shall have no other limited partners as of the Closing Date.

      (ii)  Miscellaneous.

            (A) Except as set forth in this Agreement, including this Exhibit C, there are issued and outstanding or reserved for issuance: (1) no partnership interests, bonds, debentures, notes or other indebtedness having the right to vote (or convertible not, or exchangeable for, securities having the right to vote) on any matters on which holders of Class A Limited Partnership Units may vote ("Voting Debt"), or other voting securities of the Partnership; (2) no securities of the Partnership or securities or assets of any other entity convertible into or exchangeable for Partnership Interests, Voting Debt or other voting securities of the Partnership and (3) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Partnership is a party or by which it is bound in any case obligating the Partnership to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Partnership Interests, Voting Debt or other voting securities of the Partnership, or obligating the Partnership to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            (B) The Partnership has no Subsidiaries and owns no capital stock or other ownership interest in any Person.

            (C) Except as set forth in this Agreement, there are no agreements, voting trusts or other agreements or understandings to which the Partnership is a party or by which it is bound relating to the voting of any Partnership Interests or other securities of the Partnership.

      (b)   Authority; No Violations; Consents and Approvals.

            (i) Each of ProLogis and the General Partner has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the General Partner and ProLogis.

            (ii) This Agreement has been duly executed and delivered by each of the General Partner and ProLogis, and assuming this Agreement constitutes the valid and binding obligation of the holders of Class A Limited Partnership Units, constitutes a valid and binding obligation of each of the General Partner and ProLogis, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien (as such term is defined in the Merger Agreement) upon any of the properties or assets of any of the General Partner or ProLogis under, or require the consent or approval of any third-party lender under any provision of (A) the organizational documents of the General Partner or ProLogis or, (B) any Material Contract (as such term is defined in the Merger Agreement) applicable to the General Partner or ProLogis, the respective properties or assets of the General Partner or ProLogis, or any guarantee by the General Partner or ProLogis, (C) any joint venture or other ownership arrangement to which the General Partner or ProLogis is a party or (D) any judgment, order, decree or law applicable to the General Partner or ProLogis or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, (x) would not have, or would not be reasonably likely to have, a material adverse effect on the business, properties, condition (financial or otherwise), or results of operations of ProLogis or its Subsidiaries taken as a whole or (y) would not, or would not be reasonably likely to, prevent or materially delay the performance by the General Partner or ProLogis of any of their respective obligations under this Agreement (a "Material Adverse Effect").

            (iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity (as defined in the Merger Agreement) is required by or with respect to the General Partner or ProLogis in connection with the execution and delivery by the General Partner or ProLogis of this

      Agreement or the consummation by the General Partner or ProLogis of the transactions contemplated hereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; and (B) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair the ability of the General Partner or ProLogis to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or result in a Material Adverse Effect.

      (c) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of the General Partner or ProLogis, threatened against or affecting the General Partner or ProLogis that would be likely to prevent the consummation of the transactions contemplated by this Agreement.

      (d) Interim Operations of the Partnership. The Partnership was formed solely for the purpose of engaging in the transactions contemplated hereby and, except for obligations or liabilities incurred in connection with its organization and the transactions, agreements and arrangements contemplated by this Agreement and the Merger Agreement, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no assets and has conducted its operations only as contemplated hereby.

      (e) SEC Documents. ProLogis has made available to each holder of Class A Limited Partnership Units (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by ProLogis or any ProLogis Subsidiary, with the SEC since January 1, 2001 (the "ProLogis SEC Documents"), which are all of the documents required to have been filed by any of them with the SEC since that date. As of their respective dates, the ProLogis SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ProLogis SEC Documents and none of the ProLogis SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later ProLogis SEC Documents filed and publicly available prior to the date of this Agreement. Neither ProLogis nor any ProLogis Subsidiary has any outstanding and unresolved comments from the SEC with respect to the ProLogis SEC Documents. The consolidated financial statements of ProLogis included in the ProLogis SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of ProLogis and the ProLogis Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of ProLogis and the ProLogis Subsidiaries for the periods presented therein. Other than ProLogis no other ProLogis Subsidiary is required to make any filing with the SEC.

II.   Covenants

      ProLogis hereby agrees for the benefit of the holders of Class A Limited Partnership Units that ProLogis shall be liable for any violation or default by Keystone Operating Partnership, L.P. or any successor entity of the Protected Partner Agreements and any violation or default by Keystone Operating Partnership, L.P. of Section 8.5(e) of this Agreement, in each case from and after the date of this Agreement.

                                    EXHIBIT D

                    PROPERTIES WITH TAX PROTECTION AGREEMENTS

PENNSYLVANIA

355 Independence Avenue
2040 North Union Street

INDIANA

8677 Logo Court

                                    EXHIBIT E

                             CONTRIBUTED PROPERTIES

                                       KOP UNITS
                                      CONTRIBUTED
                                      -----------
Jeffrey E. Kelter                        210,084
Robert F. Savage                          22,394
Northeastern Industrial Park, Inc.       439,231
Washington Avenue Ventures, Inc.          53,460
Rotterdam Ventures, Inc.                  96,303
Michael F. Bette                          79,774
Gary F. Mazurkowitz                       34,250
Michael G. Browning                      242,411
Airtech Parkway Associates, LLC           70,454
                                       ---------
   TOTAL                               1,248,361
                                       =========

                                   SCHEDULE I
                                  704(c) VALUES

                                    KOP UNITS CONTRIBUTED   704(c) VALUE
                                    ---------------------  --------------
Jeffrey E. Kelter                         210,084          $ 4,999,999.20
Robert F. Savage                           22,394              532,977.20
Northeastern Industrial Park, Inc.        439,231           10,453,697.80
Washington Avenue Ventures, Inc.           53,460            1,272,348.00
Rotterdam Ventures, Inc.                   96,303            2,292,011.40
Michael F. Bette                           79,774            1,898,621.20
Gary F. Mazurkowitz                        34,250              815,150.00
Michael G. Browning                       242,411            5,769,381.80
Airtech Parkway Associates, LLC            70,454            1,676,805.20
                                        ---------          --------------
   TOTAL                                1,248,361          $29,710,991.80
                                        =========          ==============

                      PROPERTY DESCRIPTION                        704(c) VALUE
-------------------------------------------------------------    -------------
8677 Logo Court            Indianapolis                IN        $ 21,788,617
Goldstar                   South Brunswick Township    NJ          12,000,166
Stults Land                South Brunswick Township    NJ             600,008
6813 Ruppsville Road       Allentown                   PA           3,383,991
7220 Schantz Court         Allentown                   PA           2,689,289
7351 Morris Court          Allentown                   PA           1,066,682
7485 Industrial Boulevard  Allentown                   PA          11,878,698
7529 Morris Court          Allentown                   PA          22,304,022
7553 Morris Court          Allentown                   PA          14,703,891
7584 Morris Court          Allentown                   PA           4,723,955
 355 Independence Avenue   Harrisburg                  PA          14,167,971
2040 North Union Street    Middletown                  PA          26,679,453
                                                                 ------------
                                                     Subtotal     135,986,743
                                                                 ------------

             JOINT VENTURE INTERESTS
-------------------------------------------------------
20% managing partner interest
in KPJV, LLP,* which indirectly
owns:
     501 Airtech Parkway        Indianapolis     IN       7,231,908
     558 Airtech Parkway        Indianapolis     IN       5,977,278
     595 Perry Road             Indianapolis     IN       3,415,068
     849 Whitaker Road          Indianapolis     IN       2,581,389
     909 Whitaker Road          Indianapolis     IN       2,420,680
     923 Whitaker Road          Indianapolis     IN       1,104,875
     4400 West 96th Street      Indianapolis     IN       2,531,168
     5252 Decatur Boulevard     Indianapolis     IN       1,124,963
     34   Englehard Drive       Cranbury         NJ       2,511,079
     861  Nestle Way            Breinigsville    PA       9,240,771
     6829 - 31 Ruppsville Road  Allentown        PA       1,888,332
     7520 Morris Court          Allentown        PA       1,787,888
     7566 Morris Court          Allentown        PA       1,225,407
                                                         ----------
                                               Subtotal  43,040,806
                                                         ----------

* Net value of the 20% managing partner interest in KPJV, LLP is equal to $32,442,827 ($43,040,806 gross asset value less $10,597,979 debt)

                                                            704(c) VALUE
                                                           --------------
20% managing member interest in
Keystone New Jersey Associates,
LLC,** which owns:
     66 Station Road                 Cranbury      NJ           9,182,046
     66 Station Road Expansion Land  Exit 8-A      NJ           1,000,014
     100-400 Nixon Lane              Edison        NJ          14,294,777
     118 Moonachie Avenue            Carlstadt     NJ           5,008,389
     200-250 Kennedy Drive           Sayreville    NJ           2,253,775
     230 Brighton Road               Clifton       NJ           2,399,853
     300-350 Kennedy Drive           Sayreville    NJ           2,232,907
     309 Kennedy Drive               Sayreville    NJ           2,817,219
     409 Kennedy Drive               Sayreville    NJ           3,005,033
     510 Commercial Avenue           Carlstadt     NJ           1,460,780
     1250 Valley Brook Avenue        Lyndhurst     NJ           2,900,692
     1275 Valley Brook Avenue        Lyndhurst     NJ           2,921,560
     One Nixon Lane                  Edison        NJ           2,504,194
                                                               ----------
                                                 Subtotal      51,981,239
                                                               ----------

** Net value of the 20% managing member interest in Keystone New Jersey Associates, LLC is equal to $37,094,038 ($51,981,239 gross asset value less $14,887,201 debt)

50% non-managing member interest in 5 Points Associates, LLC,*** which owns:

381 Airtech Parkway             Indianapolis      IN          14,245,992

*** Net value of the 50% non-managing member interest in 5 Points Associates, LLC is equal to $7,574,836 ($14,245,992 gross asset value less $6,671,156 debt)

$27 million non-controlling preferred equity interest
    in Nocha LLC                                               27,000,000
                                                             ------------
                                                  TOTAL      $272,254,780
                                                             ============